Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the statement on Form 10-K of Tropical PC, Inc. of our report dated April 10, 2009 on our audit of the consolidated financial statements of Tropical PC, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on September 22, 2004 through December 31, 2008.


/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
April 10, 2009


                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501


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